Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Infinity Property and Casualty Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2018 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2018	BY:	/s/ GLEN N. GODWIN
Glen N. Godwin Chief Executive Officer

April 30, 2018	BY:	/s/ ROBERT H. BATEMAN
Robert H. Bateman Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.